Exhibit 99.1

Mogul Energy International, Inc. Provides Drilling Results

--Results of Initial Drilling on East Wadi Araba Concession, Gulf of Suez, Egypt--

Seattle, WA -- September 18, 2007 -- Mogul Energy International, Inc. (OTCBB: MGUY) announced today that it received notification from project operator Dover Investments Ltd. (Dover) that the drilling on the EWA-4X well has reached a total depth of 5,250 feet (measured depth) and the drill has entered an igneous granite rock basement formation.

Mogul was informed by Dover that the deviated onshore EWA-4X well penetrated a Carboniferous Nubia formation with several potential sandstone reservoirs.  None of these potential reservoirs provided indications of economic hydrocarbon accumulations, thus no testing is planned and the well is currently being electric wire-line logged and prepared for final plugging and abandonment.

Mogul was informed by Dover that the well tested a clearly mapped closed structure which lies up-dip and less than 3 kilometers from the prolific Warda Oilfield, but it appears to Dover that the major bounding fault lying between them has not provided a conduit for oil migration into the structure tested by the EWA-4X well.

Mogul and its partners are now assessing the results accumulated from this exploration well and are reviewing the future program in the block in light of the new evidence gained from the drilling of the EWA-4X well.  The EWA-4X well is the first of five identified structures that have been evaluated by Mogul Energy and its partners in the EWA Concession. There are six additional prospects in the EWA Concession that are being evaluated for future exploration.

Information concerning Mogul Energy International:

Mogul Energy is an oil and gas exploration company with headquarters in Seattle, Washington, and an exploration office in Cairo, Egypt. Mogul Energy intends to explore its portfolio of oil and gas properties in the Gulf of Suez, Egypt and South East Saskatchewan, Canada. Mogul currently has a 20% working interest in the EWA Concession which is located north of Rally Energy's Issaran Field, northwest of BP's October Field and west of the Warda Field in the Gulf of Suez.  The Gulf of Suez is regarded as one of the most prolific oil producing regions in the world, as evidenced from the presence of 5 major fields - October, Belayim, Morgan, July and Ramadan – which have collectively yielded billions of barrels of oil.

A Letter of Intent dated July 30, 2007, contemplates a business combination with Sea Dragon Energy, Inc., a private Canadian corporation, that would, upon closing, increase Mogul Energy's interest in the EWA Concession to 60%. Mogul also has a 100% working interest in oil and gas leases on approximately 9,300 acres of land in South East Saskatchewan, Canada.

Mogul Energy is a Delaware corporation with its principal place of business in Seattle, Washington  The common shares of Mogul Energy are quoted on the OTC Bulletin Board (OTCBB) system under the symbol ‘MGUY,’ and the Frankfurt Stock Exchange (“FSE”) under the symbol ‘BKX’. Further information concerning Mogul Energy can be found in the Company’s filings with the U.S. Securities and Exchange Commission (http://www.sec.gov).

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws, which are based on current expectations and beliefs, as well as on a number of assumptions concerning future events made with information that is currently available. Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects," "intends," "plans," "may," "could," "should," "anticipates," "likely," "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's ability to negotiate, enter into, perform and consummate the business combination described in this release. Inherent in the Company’s business plan is a belief that Mogul Energy can successfully explore oil and gas properties in Egypt and Canada, and that the Company can participate in the development of those properties. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside of Mogul Energy's control, which could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please refer to Mogul Energy's filings with the U.S. Securities and Exchange Commission. Mogul Energy International, Inc. assumes no obligation to update or supplement such forward-looking statements other than as required by law.

Contact Information:

Company Contact
Naeem Tyab
Mogul Energy
206-357-4220
naeem@mogulenergy.com
http://www.mogulenergy.com

SOURCE Mogul Energy International, Inc.